UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                   Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 22, 2018, National Commerce Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The stockholders elected each of the director nominees to serve as directors until the Company’s 2019 annual meeting of stockholders and until their successors have been elected and qualified. Each of the director nominees, other than Brian C. Hamilton, was a current director of the Company who was re-elected. The voting for each of the directors at the Annual Meeting was as follows:

Name	Votes For	Withhold Authority	Broker Non-Votes
Joel S. Arogeti	10,599,931	12,490	3,312,693
Bobby A. Bradley	10,583,821	28,600	3,312,693
Thomas H. Coley	10,584,380	28,041	3,312,693
Mark L. Drew	10,584,068	28,353	3,312,693
Brian C. Hamilton	10,584,627	27,794	3,312,693
R. Holman Head	10,584,068	28,353	3,312,693
John H. Holcomb, III	10,542,255	70,166	3,312,693
William E. Matthews, V	10,435,874	176,547	3,312,693
C. Phillip McWane	10,584,068	28,353	3,312,693
Richard Murray, IV	10,600,003	12,418	3,312,693
G. Ruffner Page, Jr.	10,563,111	49,310	3,312,693
Stephen A. Sevigny	10,584,068	28,353	3,312,693
W. Stancil Starnes	10,427,122	185,299	3,312,693
Temple W. Tutwiler, III	10,563,107	49,314	3,312,693
Russell H. Vandevelde, IV	10,584,068	28,353	3,312,693

Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants. The stockholders ratified the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accountants for the year ending December 31, 2018. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
13,915,619	7,594	1,901

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

May 25, 2018	/s/ Richard Murray, IV
Richard Murray, IV
President and Chief Executive Officer